Exhibit 23.1

      INDEPENDENT REGISTERED AUDITORS' CONSENT We consent to the use in this Registration Statement of Modern Technology Corp on Form SB-2 of our report dated September 22, 2004 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 22, 2004 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Greenberg & Company, LLC
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Springfield, New Jersey
May 2, 2005